NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

Fourth Quarter 2020 Highlights
•Net Sales of $1,626 million, up 10% as reported, and in constant currency, versus prior year
•Reported Gross Margin of 51.4%, an improvement of 300 basis points; Adjusted Gross Margin of 51.4%, an improvement of 250 basis points
•Reported Operating Income of $192.7 million, an improvement of $125.1 million; Adjusted Operating Income of $205.0 million, an improvement of $95.7 million
•Reported Net Income of $130.5 million, an improvement of $130.4 million
•Adjusted EBITDA of $283.8 million, up 53%
Full Year 2020 Highlights
•Net Sales of $4,584 million, up 2% as reported, including the unfavorable foreign exchange impact of $54 million, and up 3% in constant currency, versus prior year
•Reported Gross Margin of 48.9%, an improvement of 490 basis points; Adjusted Gross Margin of 49.1%, an improvement of 420 basis points
•Reported Operating Income of $380.9 million, an improvement of $341.6 million; Adjusted Operating Income of $447.6 million, an improvement of $291.5 million
•Reported Net Income of $126.6 million, an improvement of $340.1 million
•Adjusted EBITDA of $719.0 million, up 59%
•Cash Flows Provided by Operating Activities of $289 million, an improvement of $108 million
•Free Cash Flow of $167 million, an improvement of $102 million, achieving positive Free Cash Flow for the second consecutive year
•Announcing new “Optimizing for Growth” program to drive greater productivity to accelerate growth and to further reduce costs, with expected savings of $250 million by 2023
•2021 guidance to be provided on Company’s Q4 and full year 2020 conference call and live webcast

EL SEGUNDO, Calif., February 9, 2021 – Mattel, Inc. (NASDAQ: MAT) today reported fourth quarter and full year 2020 financial results.

Ynon Kreiz, Chairman and CEO of Mattel said: "This was a banner quarter for the company with our best performance in years. In the midst of a pandemic and very challenging market conditions, our results exceeded expectations, with another major upswing in topline and a significant increase in profitability, as we gained global market share and continued to transform Mattel into an IP-driven, high performing toy company. The fourth quarter and full year demonstrated the resilience of the toy industry and the priority that parents place on quality toys, trusted brands and purposeful play.

Our momentum was driven by the quality and breadth of our product offering, enduring strength of our brands, highly efficient supply chain, world-class commercial capabilities and very effective demand creation, in close collaboration with our retail partners. The continuous improvement in our performance puts us in a strong position from which we believe we can accelerate our growth. I could not be more proud of the entire Mattel global team for having stepped up in an extremely tumultuous year to support our consumers, customers, business partners and communities where we live and work.”

NEWS RELEASE
Anthony DiSilvestro, CFO of Mattel said: “Mattel delivered another outstanding quarter of double-digit growth with broad-based gains across the portfolio and continued improvement in gross margin, and we are pleased with our performance for the full year. With a strong finish and positive start to 2021, we are providing guidance for the new year reflecting continued improvement in both our top and bottom line. Mattel also stands to benefit from our newly announced ‘Optimizing for Growth’ program and we believe we are well-positioned to continue this momentum.”

For the fourth quarter, Net Sales were up 10% as reported, and in constant currency, versus the prior year’s fourth quarter. Reported Operating Income was $192.7 million, an improvement of $125.1 million, and Adjusted Operating Income was $205.0 million, up $95.7 million. Reported Earnings Per Share was $0.37, an improvement of $0.37 per share. Adjusted Earnings Per Share was $0.40, an improvement of $0.29 per share.

For the year, Net Sales were up 2% as reported, including the unfavorable foreign exchange impact of $54.0 million, and up 3% in constant currency, versus the prior year. Reported Operating Income was $380.9 million, an increase of $341.6 million, and Adjusted Operating Income was $447.6 million, up $291.5 million. Reported Earnings Per Share was $0.36, an improvement of $0.98 per share. Adjusted Earnings Per Share was $0.54, an improvement of $0.84 per share.

COVID-19 Business Update

Mattel’s top priority continues to be the health and safety of its people, and at the same time, mitigating the disruption of the COVID-19 pandemic to the business. Mattel remains mindful of the COVID-19 volatility and other macro-economic uncertainties, which could negatively impact performance, and continues to work closely with its retail partners.

Financial Overview

Fourth Quarter 2020

Net Sales in the North America segment increased 13% as reported and in constant currency, versus the prior year’s fourth quarter.

Gross Billings in the North America segment increased 13% as reported and in constant currency, primarily driven by growth in Dolls (including Barbie®), Infant, Toddler, and Preschool (including Fisher-Price® and Thomas & Friends™, partially offset by Fisher-Price Friends), Action Figures, Building Sets, Games, and Other (including Star Wars™: The Child plush and Games, including UNO®, and MEGA®, partially offset by lower billings of licensed action figures), and Vehicles (including Hot Wheels®).

Net Sales in the International segment increased 7% as reported, and 8% in constant currency.

Gross Billings in the International segment increased 8% as reported and in constant currency, driven by growth in Vehicles (including Hot Wheels), Dolls (including Barbie, partially offset by lower billings of licensed dolls), Action Figures, Building Sets, Games, and Other (including Games, including UNO, and MEGA, partially offset by lower billings of licensed action figures). This was partially offset by a decline in Infant, Toddler, and Preschool (including Fisher-Price Friends).

Net Sales in the American Girl® segment increased 12% as reported and in constant currency. Gross Billings in the American Girl segment increased 9% as reported and in constant currency, primarily driven by higher direct-to-consumer billings, partially offset by lower billings of proprietary retail channels, the impact of permanent closure of certain retail stores, and lower billings of external distribution channels.

Reported Gross Margin increased to 51.4%, versus 48.4% in the prior year’s fourth quarter, and Adjusted Gross Margin increased to 51.4%, versus 48.9%. The increase in Reported Gross Margin was primarily driven by cost savings programs and reduced royalty expenses.

Reported Other Selling and Administrative Expenses decreased by $53.7 million, or 13%, to $364.7 million. Adjusted Other Selling and Administrative Expenses decreased by $30.6 million, or 8%, to $353.2 million. The decrease in Reported and Adjusted Other Selling and Administrative Expenses was primarily driven by the timing of incentive and employee-related expenses and the incremental benefit of cost savings from Mattel's Structural Simplification program.

NEWS RELEASE
Full Year 2020

Net Sales in the North America segment were up 7% as reported and in constant currency, versus the prior year.

Gross Billings in the North America segment increased 6% as reported and in constant currency, primarily driven by growth in Dolls (including Barbie, partially offset by lower billings of licensed dolls), Action Figures, Building Sets, Games, and Other (including Star Wars: The Child plush, and Games, including UNO, partially offset by lower billings of licensed action figures), and Vehicles (including Hot Wheels, partially offset by lower billings of licensed vehicles). This growth was partially offset by a decline in Infant, Toddler, and Preschool (including Fisher-Price Friends and Fisher-Price and Thomas & Friends).

Net Sales in the International segment decreased 4% as reported and 1% in constant currency.

Gross Billings in the International segment decreased 3% as reported, and 1% in constant currency, due to declines in Infant, Toddler, and Preschool (including Fisher-Price and Thomas & Friends and Fisher-Price Friends), Action Figures, Building Sets, Games, and Other (including licensed action figures, partially offset by Games, including UNO), and Vehicles (including licensed vehicles). This decrease was partially offset by growth in Dolls (including Barbie, partially offset by lower billings of licensed dolls).

Net Sales in the American Girl segment increased by 1% as reported and in constant currency. Gross Billings in the American Girl segment decreased by 1% as reported, and in constant currency, primarily due to lower billings of proprietary retail channels, the impact of permanent closure of certain retail stores, and lower billings of external distribution channels, substantially offset by higher direct-to-consumer channel billings.

Reported Gross Margin increased to 48.9%, versus 44.0% in the prior year, and Adjusted Gross Margin increased to 49.1%, versus 44.9%. The increase in Reported Gross Margin was primarily driven by cost savings programs and reduced royalty expenses.

Reported Other Selling and Administrative Expenses decreased by $44.1 million, or 3%, to $1,345.9 million. Adjusted Other Selling and Administrative Expenses decreased by $28.6 million, or 2%, to $1,284.8 million. The decrease in Reported and Adjusted Other Selling and Administrative Expenses was primarily driven by savings from Structural Simplification.

For the twelve months ended December 31, 2020, Cash Flows provided by Operating Activities improved by $108 million to $289 million, primarily driven by current year net income, excluding the impact of non-cash charges, partially offset by higher working capital usage. Cash Flows Used for Investing Activities increased by $21 million to $135 million, primarily due to payments for foreign currency forward exchange contracts. Cash Flows Used for Financing Activities and Other improved by $10 million to $21 million, primarily driven by the refinancing of long-term borrowings in 2019.

Gross Billings by Categories

Fourth Quarter 2020

Worldwide Gross Billings for Dolls were $709.1 million, up 13% as reported, and in constant currency, versus the prior year’s fourth quarter, primarily driven by growth in Barbie and American Girl, partially offset by lower billings of licensed dolls.

Worldwide Gross Billings for Infant, Toddler, and Preschool were $405.5 million, up 6% as reported, and up 7% in constant currency, driven by growth in Fisher-Price and Thomas & Friends, partially offset by lower billings of Fisher-Price Friends.

Worldwide Gross Billings for Vehicles were $396.3 million, up 11% as reported, and up 12% in constant currency, driven by growth in Hot Wheels.

Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $324.0 million, up 9% as reported and in constant currency, driven by growth in Games, including UNO, Star Wars: The Child plush, and MEGA, partially offset by lower billings of licensed action figures.

NEWS RELEASE
Full Year 2020

Worldwide Gross Billings for Dolls were $1,886.4 million, up 9% as reported, and up 11% in constant currency, versus the prior year, driven by growth in Barbie.

Worldwide Gross Billings for Infant, Toddler, and Preschool were $1,149.7 million, down 9% as reported, and down 8% in constant currency, due to declines in Fisher-Price and Thomas & Friends and Fisher-Price Friends.

Worldwide Gross Billings for Vehicles were $1,110.0 million, up 1% as reported, and up 3% in constant currency, driven by growth in Hot Wheels, partially offset by lower billings of licensed vehicles.

Worldwide Gross Billings for Action Figures, Building Sets, and Games were $991.6 million, up 1% as reported, and up 2% in constant currency, driven by growth in Star Wars: The Child plush, and Games, including UNO, partially offset by lower billings of licensed action figures.

“Optimizing for Growth” Program

Mattel is implementing a new “Optimizing for Growth” program to optimize operations and drive greater productivity to accelerate growth, and at the same time, further reduce its cost base. This new program integrates the Capital Light program going forward with several new productivity opportunities that leverage Mattel's scale and streamline key processes and is expected to deliver in aggregate $250 million of incremental cost savings by 2023. Mattel estimates the costs and investments to implement the program to be between $100 million to $125 million, which will be updated as the program advances.

Conference Call and Live Webcast

At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its fourth quarter and full year 2020 financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com/. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:30 p.m. Eastern time the evening of the call until Tuesday, February 16, 2021 and may be accessed by dialing +1-404-537-3406. The passcode is 4894534.

NEWS RELEASE
Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Specific factors that might cause such a difference include, but are not limited to: (i) potential impacts of and uncertainty regarding the COVID-19 pandemic (and actions taken in response to it by governments, businesses, and individuals) on our business operations, financial results and financial position and on the global economy, including its impact on our sales; (ii) Mattel’s ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (viii) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, or changes in their purchasing or selling patterns; (ix) the future willingness of licensors of entertainment properties for which Mattel currently has licenses or would seek to have licenses in the future to license those products to Mattel; (x) the inventory policies of Mattel’s retail customers, including retailers’ potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) the increased costs of developing more sophisticated digital and smart technology products, and the corresponding supply chain and design challenges associated with such products; (xiii) work disruptions, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiv) the bankruptcy and liquidation of Mattel’s significant retailers, or the general lack of success of one of Mattel’s significant retailers which could negatively impact Mattel’s revenues or bad debt exposure; (xv) the impact of competition on revenues, margins and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitive products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xvi) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xvii) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings; (xviii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xix) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for Mattel’s products or delay or increase the cost of implementation of Mattel’s programs or alter Mattel’s actions and reduce actual results; (xx) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xxi) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxii) uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; and (xxiii) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income (Loss), Adjusted Operating Income (Loss) Margin, Adjusted Earnings (Loss) Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Leverage Ratio (Debt / Adjusted EBITDA), Free Cash Flow, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.

This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Earnings Releases.”

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses and the impact of the inclined sleeper product recalls. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of asset impairments, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin represent reported Operating Income (Loss) and reported Operating Income (Loss) Margin, respectively, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of asset impairments, which are not part of Mattel’s core business. Adjusted Operating Income (Loss) Margin represents Mattel’s Adjusted Operating Income (Loss), as a percentage of Net Sales. Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

Adjusted Earnings (Loss) Per Share
Adjusted Earnings (Loss) Per Share represents Mattel’s reported Diluted Earnings (Loss) Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of asset impairments, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, adjusting for certain discrete tax items, and dividing by the reported weighted-average number of common shares. Adjusted Earnings (Loss) Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings (Loss) Per Share is a performance measure and should not be used as a measure of liquidity.

NEWS RELEASE
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income (Loss), adjusted to exclude the impact of interest expense, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of asset impairments, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indenture governing its 6.75% senior notes due 2025, the indenture governing its 5.875% senior notes due 2027, and the syndicated facility agreement governing its senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel's business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.

Free Cash Flow
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Mattel believes Free Cash Flow is useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.

Leverage Ratio (Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Debt by adjusted EBITDA. Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.

Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.

NEWS RELEASE
About Mattel

Mattel is a leading global toy company and owner of one of the strongest catalogs of children’s and family entertainment franchises in the world. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic brands, including Barbie, Hot Wheels, Fisher-Price, American Girl, Thomas & Friends, UNO, and MEGA, as well as other popular intellectual properties that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 35 locations and our products are available in more than 150 countries in collaboration with the world’s leading retail and e-commerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering children to explore the wonder of childhood and reach their full potential.

Contacts:

News Media	Securities Analysts
Catherine Frymark	David Zbojniewicz
catherine.frymark@mattel.com	david.zbojniewicz@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended December 31,						For the Year Ended December 31,
(In millions, except per share and percentage information)	2020		2019		% Change as Reported	% Change in Constant Currency	2020		2019		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,625.8		$1,473.7		10%	10%	$4,583.7		$4,504.6		2%	3%
Cost of sales	790.6	48.6%	760.5	51.6%	4%		2,340.1	51.1%	2,523.8	56.0%	-7%
Gross Profit	835.2	51.4%	713.2	48.4%	17%	20%	2,243.6	48.9%	1,980.8	44.0%	13%	16%
Advertising and promotion expenses	277.8	17.1%	227.2	15.4%	22%		516.8	11.3%	551.5	12.2%	-6%
Other selling and administrative expenses	364.7	22.4%	418.4	28.4%	-13%		1,345.9	29.4%	1,390.0	30.9%	-3%
Operating Income	192.7	11.9%	67.6	4.6%	185%	221%	380.9	8.3%	39.2	0.9%	871%	912%
Interest expense	49.3	3.0%	60.2	4.1%	-18%		198.3	4.3%	201.0	4.5%	-1%
Interest (income)	(0.4)	—%	(1.5)	-0.1%	-75%		(3.9)	-0.1%	(6.2)	-0.1%	-36%
Other non-operating (income) expense, net	(4.3)		0.2				2.7		1.9
Income (Loss) Before Income Taxes	148.1	9.1%	8.7	0.6%	n/m	n/m	183.8	4.0%	(157.5)	-3.5%	n/m	n/m
Provision for income taxes	21.8		9.0				68.6		55.2
Income (loss) from equity method investments	4.3		0.4				11.5		(0.8)
Net Income (Loss)	$130.5	8.0%	$0.2	—%	n/m		$126.6	2.8%	$(213.5)	-4.7%	n/m
Net Income (Loss) Per Common Share - Basic	$0.38		$0.00				$0.36		$(0.62)
Weighted-average number of common shares	347.7		346.7				347.5		346.1
Net Income (Loss) Per Common Share - Diluted	$0.37		$0.00				$0.36		$(0.62)
Weighted-average number of common and potential common shares	351.0		348.3				349.1		346.1
1 Amounts may not foot due to rounding.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	December 31,
	2020	2019
(In millions)	(Unaudited)
Assets
Cash and equivalents	$762.2	$630.0
Accounts receivable, net	1,034.0	936.4
Inventories	514.7	495.5
Prepaid expenses and other current assets	172.1	186.1
Total current assets	2,482.9	2,248.0
Property, plant, and equipment, net	473.8	550.1
Right-of-use assets, net	291.6	303.2
Other noncurrent assets	2,272.8	2,223.9
Total Assets	$5,521.1	$5,325.2

Liabilities and Stockholders' Equity
Short-term borrowings	$1.0	$—
Accounts payable and accrued liabilities	1,327.3	1,228.9
Income taxes payable	27.1	48.0
Total current liabilities	1,355.4	1,276.9
Long-term debt	2,854.7	2,846.8
Noncurrent lease liabilities	249.4	270.9
Other noncurrent liabilities	465.4	439.0
Stockholders' equity	596.3	491.7
Total Liabilities and Stockholders' Equity	$5,521.1	$5,325.2

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	December 31,
	2020	2019
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	57	57

	For the Year Ended December 31,
(In millions)	2020	2019
Condensed Cash Flow Data:
Cash flows provided by operating activities	$289	$181
Cash flows used for investing activities	(135)	(114)
Cash flows used for financing activities and other	(21)	(31)
Increase in cash and equivalents	$132	$36
1 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,			For the Year Ended December 31,
(In millions, except per share and percentage information)	2020	2019	Change	2020	2019	Change

Gross Profit
Gross Profit, As Reported	$835.2	$713.2		$2,243.6	$1,980.8
Gross Margin	51.4%	48.4%	+300 bps	48.9%	44.0%	+490 bps
Adjustments:
Severance and Restructuring Expenses	0.8	6.7		5.7	18.6
Inclined Sleeper Product Recalls[2]	—	0.4		—	21.7
Gross Profit, As Adjusted	$836.0	$720.3		$2,249.3	$2,021.1
Adjusted Gross Margin	51.4%	48.9%	+250 bps	49.1%	44.9%	+420 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$364.7	$418.4	-13%	$1,345.9	$1,390.0	-3%
% of Net Sales	22.4%	28.4%		29.4%	30.9%
Adjustments:
Severance and Restructuring Expenses	(4.5)	(6.1)		(34.9)	(40.5)
Inclined Sleeper Product Recalls[2]	(7.0)	(2.6)		(26.2)	(10.3)
Asset Impairments[3]	—	(25.9)		—	(25.9)
Other Selling and Administrative Expenses, As Adjusted	$353.2	$383.8	-8%	$1,284.8	$1,313.4	-2%
% of Net Sales	21.7%	26.0%		28.0%	29.2%

Operating Income
Operating Income, As Reported	$192.7	$67.6	185%	$380.9	$39.2	871%
Operating Income Margin	11.9%	4.6%		8.3%	0.9%
Adjustments:
Severance and Restructuring Expenses	5.3	12.7		40.6	59.1
Inclined Sleeper Product Recalls[2]	7.0	3.1		26.2	32.0
Asset Impairments[3]	—	25.9		—	25.9
Operating Income, As Adjusted	$205.0	$109.3	88%	$447.6	$156.2	187%
Adjusted Operating Income Margin	12.6%	7.4%		9.8%	3.5%

Other Information
Inclined Sleeper Product Recalls[2]	$7.0	$3.5		$26.2	$37.8
1 Amounts may not foot due to rounding.
2 For the three months and year ended December 31, 2020, Mattel recorded expenses related to inclined sleeper product recall litigation of $7.0 million and $26.2 million, respectively. Mattel recorded an estimated impact of $3.5 million and $37.8 million related to inclined sleeper product recalls for the three months and year ended December 31, 2019, respectively. Of the $37.8 million recorded during the year ended December 31, 2019, $5.8 million was a reduction to Net Sales for estimated retailer returns.
3 For the three months and year ended December 31, 2019, asset impairments represent write-offs of American Girl retail store assets of $25.9 million, which were recorded in other selling and administrative expenses.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,			For the Year Ended December 31,
(In millions, except per share and percentage information)	2020	2019	Change	2020	2019	Change
Earnings Per Share
Net Income (Loss) Per Common Share, As Reported	$0.37	$0.00	n/m	$0.36	$(0.62)	n/m
Adjustments:
Severance and Restructuring Expenses	0.02	0.04		0.12	0.17
Inclined Sleeper Product Recalls[2]	0.02	0.01		0.07	0.09
Asset Impairments[3]	—	0.07		—	0.07
Tax Effect of Adjustments[4]	—	(0.01)		(0.01)	(0.02)
Net Income (Loss) Per Common Share, As Adjusted	$0.40	$0.11	264%	$0.54	$(0.30)	n/m

EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$130.5	$0.2	n/m	$126.6	$(213.5)	n/m
Adjustments:
Interest Expense	49.3	60.2		198.3	201.0
Provision for Income Taxes	21.8	9.0		68.6	55.2
Depreciation	40.9	48.2		161.0	204.4
Amortization	9.5	10.0		38.9	40.1
EBITDA	$252.1	$127.5		$593.5	$287.3
Adjustments:
Share-based Compensation	20.2	16.8		60.2	56.0
Severance and Restructuring Expenses	4.5	12.0		39.1	52.0
Inclined Sleeper Product Recalls[2]	7.0	3.1		26.2	32.0
Asset Impairments[3]	—	25.9		—	25.9
Adjusted EBITDA	$283.8	$185.2	53%	$719.0	$453.1	59%

Leverage Ratio (Debt / Adjusted EBITDA)
Long-term debt				$2,854.7	$2,846.8
Current portion of long-term debt				—	—
Short-term borrowings				1.0	—
Adjustments:
Debt issuance costs and debt discount				45.3	53.2
Debt				$2,901.0	$2,900.0
Debt / Net Income (Loss)				22.9x	(13.6)x
Leverage Ratio (Debt / Adjusted EBITDA)				4.0x	6.4x

Free Cash Flow
Net Cash Flows Provided by Operating Activities				$288.5	$181.0
Capital Expenditures				(121.6)	(116.4)
Free Cash Flow				$166.9	$64.6
1 Amounts may not foot due to rounding.
2 For the three months and year ended December 31, 2020, Mattel recorded expenses related to inclined sleeper product recall litigation of $7.0 million and $26.2 million, respectively. Mattel recorded an estimated impact of $3.5 million and $37.8 million related to inclined sleeper product recalls for the three months and year ended December 31, 2019, respectively. Of the $37.8 million recorded during the year ended December 31, 2019, $5.8 million was a reduction to Net Sales for estimated retailer returns.
3 For the three months and year ended December 31, 2019, asset impairments represent write-offs of American Girl retail store assets of $25.9 million, which were recorded in other selling and administrative expenses.
4 The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. Adjustments for the U.S. and certain International affiliates were not tax effected because of the valuation allowance on deferred tax assets.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE GROSS BILLINGS1 (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2020	2019	% Change as Reported	% Change in Constant Currency	2020	2019	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Gross Billings:
Net Sales	$1,625.8	$1,473.7	10%	10%	$4,583.7	$4,504.6	2%	3%
Sales Adjustments[2]	209.1	191.6			554.2	560.0
Gross Billings	$1,834.9	$1,665.3	10%	10%	$5,137.8	$5,064.6	1%	3%

Worldwide Gross Billings by Categories:
Dolls	$709.1	$630.1	13%	13%	$1,886.4	$1,724.0	9%	11%
Infant, Toddler and Preschool	405.5	381.1	6	7	1,149.7	1,257.6	-9	-8
Vehicles	396.3	356.9	11	12	1,110.0	1,101.3	1	3
Action Figures, Building Sets, Games, and Other	324.0	297.2	9	9	991.6	981.6	1	2
Gross Billings	$1,834.9	$1,665.3	10%	10%	$5,137.8	$5,064.6	1%	3%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$471.1	$396.9	19%	18%	$1,350.1	$1,159.8	16%	18%
Hot Wheels	346.3	306.8	13	14	954.2	925.9	3	5
Fisher-Price and Thomas & Friends	372.8	340.6	9	10	1,065.5	1,131.8	-6	-5
Other	644.6	620.9	4	4	1,768.0	1,847.2	-4	-3
Gross Billings	$1,834.9	$1,665.3	10%	10%	$5,137.8	$5,064.6	1%	3%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2020	2019	% Change as Reported	% Change in Constant Currency	2020	2019	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Segment Gross Billings:
Net Sales	$779.4	$689.6	13%	13%	$2,424.6	$2,275.8	7%	7%
Sales Adjustments[2]	49.5	45.5			163.2	156.5
Gross Billings	$828.9	$735.1	13%	13%	$2,587.8	$2,432.3	6%	6%

North America Gross Billings by Categories:
Dolls	$247.0	$211.9	17%	16%	$770.6	$636.2	21%	21%
Infant, Toddler and Preschool	237.1	205.1	16	16	701.4	730.3	-4	-4
Vehicles	173.0	166.5	4	4	529.2	510.8	4	4
Action Figures, Building Sets, Games, and Other	171.8	151.6	13	13	586.6	555.0	6	6
Gross Billings	$828.9	$735.1	13%	13%	$2,587.8	$2,432.3	6%	6%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$226.5	$189.4	20%	20%	$704.2	$558.3	26%	26%
Hot Wheels	149.8	142.6	5	5	446.6	419.0	7	7
Fisher-Price and Thomas & Friends	211.7	178.7	18	18	634.9	650.7	-2	-2
Other	240.9	224.5	7	7	802.1	804.2	—	—
Gross Billings	$828.9	$735.1	13%	13%	$2,587.8	$2,432.3	6%	6%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2020	2019	% Change as Reported	% Change in Constant Currency	2020	2019	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Segment Gross Billings:
Net Sales	$704.7	$657.2	7%	8%	$1,900.7	$1,972.2	-4%	-1%
Sales Adjustments[2]	155.7	139.2			382.8	391.6
Gross Billings	$860.4	$796.4	8%	8%	$2,283.5	$2,363.8	-3%	-1%

International Gross Billings by Geographic Area:
EMEA
Net Sales	$397.1	$353.1	12%	10%	$1,129.7	$1,056.4	7%	6%
Sales Adjustments[2]	98.2	80.7			247.4	236.6
Gross Billings	$495.2	$433.8	14%	12%	$1,377.1	$1,292.9	7%	6%

Latin America
Net Sales	$187.2	$197.5	-5%	3%	$455.2	$565.4	-19%	-9%
Sales Adjustments[2]	36.2	38.5			82.2	100.7
Gross Billings	$223.4	$236.0	-5%	3%	$537.4	$666.1	-19%	-9%

Asia Pacific
Net Sales	$120.5	$106.6	13%	9%	$315.8	$350.4	-10%	-10%
Sales Adjustments[2]	21.3	20.0			53.2	54.4
Gross Billings	$141.8	$126.6	12%	8%	$369.0	$404.7	-9%	-9%

International Gross Billings by Categories:
Dolls	$316.5	$284.4	11%	11%	$849.4	$819.4	4%	7%
Infant, Toddler and Preschool	168.4	176.0	-4	-4	448.4	527.3	-15	-13
Vehicles	223.3	190.4	17	19	580.8	590.5	-2	2
Action Figures, Building Sets, Games, and Other	152.2	145.6	5	4	405.0	426.5	-5	-3
Gross Billings	$860.4	$796.4	8%	8%	$2,283.5	$2,363.8	-3%	-1%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$244.6	$207.6	18%	17%	$645.9	$601.4	7%	10%
Hot Wheels	196.5	164.3	20	22	507.6	506.9	—	4
Fisher-Price and Thomas & Friends	161.1	162.0	—	—	430.6	481.0	-10	-8
Other	258.1	262.6	-2	-1	699.3	774.5	-10	-7
Gross Billings	$860.4	$796.4	8%	8%	$2,283.5	$2,363.8	-3%	-1%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.
3 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

GROSS BILLINGS1 BY SEGMENT (Unaudited)3
SUPPLEMENTAL KEY PERFORMANCE INDICATOR

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2020	2019	% Change as Reported	% Change in Constant Currency	2020	2019	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
American Girl Segment Gross Billings:
Net Sales	$141.6	$126.9	12%	12%	$258.4	$256.6	1%	1%
Sales Adjustments[2]	4.0	6.9			8.1	11.9
Gross Billings	$145.6	$133.8	9%	9%	$266.5	$268.5	-1%	-1%
1 Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel's business.
2 Sales Adjustments are not allocated to individual products.
3 Amounts may not foot due to rounding.